CARRINGTON LABORATORIES, INC.
   2001 Walnut Hill Lane
   Irving, Texas  75038


   May 9, 1997


   TO:   Each Holder of Series E Convertible Preferred Stock

         Carrington Laboratories, Inc. (the "Company") proposes to make an offer (the "Offer") to purchase all of your shares of the Company's outstanding Series E Convertible Preferred Stock (the "Series E Shares") for cash. A summary of the principal terms of the proposed Offer is enclosed. Neither this letter nor the enclosed summary constitutes the Offer. The Offer, if made, will be set forth in a separate written document to be sent to you in the near future.

         As indicated in the enclosed summary, a condition to Carrington's willingness to make the Offer is that each of the holders of the Series E Shares (the "Series E Shareholders") agree in writing to the following:

         1. If all of the Series E Shareholders sign a counterpart of this agreement and the Offer is made and accepted and the Company's purchase of the Series E Shares is consummated pursuant to the Offer,

               (a) the Company will not be obligated to pay the "Periodic Amounts" that would otherwise be payable pursuant to the Registration Rights Agreements that the Company entered into with the holders of the Series E Shares in October 1996, as amended by the Offer and Agreement of Sale and Purchase dated February 26, 1997 between the Company and each of the Series E Shareholders, if the Company's pending Form S-3 Registration Statement (the "Registration Statement") is not declared effective by the Securities and Exchange Commission (the "SEC") on or before May 15, 1997; and

               (b) the Company's obligation to pay 7% interest pursuant to the Offer (as outlined in paragraph 1(b) of the enclosed summary) will replace the Company's obligation to pay 7% interest in respect of the Series E Shares under the Offer and Agreement of Sale and Purchase dated February 26, 1997 between the Company and each Series E Shareholder (collectively, the "First Repurchase Agreements").
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         2.    If all of the Series E Shareholders sign a counterpart of
               this agreement and the Offer is not made and accepted or the purchase of the Series E Shares is not consummated pursuant to the Offer,

               (a) the obligations of the Company to pay the Periodic Amounts and the 7% interest will be reinstated automatically to read as originally set forth in the First Repurchase Agreements, except that paragraph 2 of the First Repurchase Agreements will be amended automatically to change the May 15 and 16 and June 15 and 16 dates therein to dates that are, respectively, 30 and 31 days (in the case of the May dates) and 60 and 61 days (in the case of the June dates) after the earlier of May 30, 1997 (if the Offer is not made on or before that date) or the date on which the Offer is rejected or withdrawn or expires without the purchase of the Series E Shares being consummated pursuant thereto; and

               (b) within 48 hours after the earlier of May 30, 1997 (if the Offer is not made on or before that date) or the date on which the Offer is rejected or withdrawn or expires without the purchase of the Series E Shares being consummated pursuant thereto, the Company will request that the SEC declare the Registration Statement effective on the next business day following the submission of such request.

         If you want to receive the Offer and you agree to the terms set forth in paragraphs 1 and 2 above, please so indicate by signing this letter in the space provided below and returning it to the Company by overnight delivery, or by telefacsimile (at (972) 756-0108), so that the Company will receive it not later than noon, Central time, on May 14, 1997.

         If the Company does not receive signed counterparts of this agreement from all of the Series E Shareholders by the time stated in the immediately preceding paragraph, the Company may elect not to make the Offer and may seek to have the Registration Statement declared effective by the SEC on May 15, 1997.

                                       Sincerely,

                                       CARRINGTON LABORATORIES, INC.



                                       By: ______________________________
                                             Sheri L. Pantermuehl
                                             Treasurer and Chief Financial
                                             Officer

   Accepted and agreed to as of the date first set forth above:


                                       Name of Series E Shareholder



                                       By:__________________________

                                       Name:________________________

                                       Title:_______________________

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